SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              IVC INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)   Title of each class of securities to which transaction applies:
(2)   Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)   Proposed maximum aggregate value of transaction:
(5)   Total fee paid:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

                                   [IVC Logo]

                                                               December 15, 1999

Dear Shareholder:

      On behalf of our Board of Directors, I cordially invite you to attend the IVC Industries, Inc. Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. on January 7, 2000 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724.

      At the Annual Meeting, shareholders will be asked to vote on a number of matters itemized in the accompanying Notice of Annual Meeting of Shareholders.

      Your vote is very important. Please ensure that your shares will be represented at the meeting by filling in, dating, signing and returning your proxy card in the envelope provided even if you plan to attend the Annual Meeting. Sending us your proxy will not prevent you from voting in person at the Annual Meeting should you wish to do so.

      On behalf of your Board of Directors, thank you for your continued support and interest in IVC.

                                          Sincerely,


                                          E. Joseph Edell
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                              IVC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            NOTICE is hereby given that the Annual Meeting of Shareholders of IVC Industries, Inc. ("IVC"), a Delaware corporation, will be held at 10:00 a.m. on January 7, 2000 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724, for the following purposes:

      (i)   To elect eight directors of IVC to serve for one-year terms;

      (ii) To approve an amendment to IVC's Certificate of Incorporation to provide for the limitation of the liability of IVC's directors;

      (iii) To approve amendments to IVC's 1995 Stock Option Plan to (a) increase the number of shares of IVC common stock available under the Plan to 500,000 shares, (b) provide the Compensation Committee with greater discretion with respect to the exercisability of options granted under the Plan and (c) provide that options granted under the Plan will become immediately exercisable in full upon a change in control of IVC;

      (iv) To ratify the grant during 1999 of stock options to the non-employee directors of IVC and to approve amendments to IVC's Non-Employee Directors' Stock Option Plan to (a) increase the number of shares of IVC common stock available under the Plan to 125,000 shares, (b) increase the number of options granted annually to each non-employee director of IVC and (c) provide that upon the death or retirement of a non-employee director, options granted under the Plan shall remain exercisable for the remaining term of the options;

      (v) To ratify the appointment of auditors of IVC to serve until the next annual meeting of shareholders; and

      (vi) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

            The Board of Directors has fixed the close of business on December 7, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of such shareholders will be available during regular business hours at IVC's offices, 500 Halls Mill Road, Freehold, New Jersey 07728, on and after December 28, 1999 for inspection by any shareholder for any proper purpose.

            Whether or not you plan to attend the Annual Meeting, please fill in, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. Any shareholder attending the Annual Meeting may vote in person even if that shareholder has returned a proxy.

                                             By Order of the Board of Directors,


Freehold, New Jersey                         Domenic Golato
December 15, 1999                            Secretary

                             YOUR VOTE IS IMPORTANT

         TO VOTE YOUR SHARES, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED
        PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                              IVC INDUSTRIES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

            This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IVC Industries, Inc. ("IVC" or the "Company") for use at the Annual Meeting of Shareholders of the Company scheduled to be held at 10:00 a.m. on January 7, 2000 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders of record of the Company's common stock, par value $.08 per share (the "Common Stock"), as of the close of business on December 7, 1999 (the "Record Date") will be entitled to consider and vote upon (i) the election of directors for the ensuing year, (ii) an amendment to the Company's Certificate of Incorporation, (iii) amendments to the Company's 1995 Stock Option Plan (the "1995 Plan"), (iv) the ratification of the grant of stock options to the non-employee directors of IVC and amendments to the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") and (v) the ratification of the appointment of auditors of the Company.

            The principal executive offices of IVC are at 500 Halls Mill Road, Freehold, New Jersey 07728. This Proxy Statement and the form of proxy are being mailed to shareholders on or about December 15, 1999.

                   Revocability of Proxies and Voting Proxies

            A proxy given by a shareholder may be revoked at any time before the Annual Meeting by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the Annual Meeting, or by attending the Annual Meeting in person and casting a ballot. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. IVC shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Annual Meeting for quorum purposes and will have the same effect as votes against the proposal to amend the Company's Certificate of Incorporation. However, they will have no effect on the votes on other proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

            If no instructions are indicated on a proxy, the proxy will be voted FOR the election of the persons nominated by the Board of Directors to serve as directors of IVC, FOR the amendment to IVC's Certificate of Incorporation, FOR the amendments to the 1995 Plan, FOR the ratification of the grant of stock options to the non-employee directors of IVC and the amendments to the Directors' Plan and FOR the ratification of the appointment of auditors. The Board of Directors knows of no matters, other than those described herein, that are to be presented at the Annual Meeting. If matters other than those described herein properly come before the Annual Meeting, each proxy will be voted in a manner that the members of the Board of Directors appointed to vote the proxies, in their judgment, consider to be in the best interest of IVC and its shareholders.

                                  Voting Rights

            Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 2,088,092 shares of IVC Common Stock outstanding and entitled to vote at the Annual Meeting. Each shareholder entitled to vote shall have one vote for each share of IVC Common Stock registered in such shareholder's name on the books of IVC as of the Record Date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding shares of IVC Common Stock beneficially owned as of November 29, 1999 by (i) each person or group, known to the Company, who beneficially owns more than 5% of the IVC Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the summary compensation table on page 8 hereof, and (iv) all officers and directors as a group.

                   Name and Address of               Number of     Percentage
  Title of Class   Beneficial Owner                   Shares        of Class
  --------------   ----------------                   ------        --------

   Common          E. Joseph Edell (1)                 669,805        32.1%
                   c/o IVC Industries, Inc.
                   500 Halls Mill Road
                   Freehold, NJ 07728

   Common          Domenic Golato (2)                    3,750         *
                   c/o IVC Industries, Inc.
                   500 Halls Mill Road
                   Freehold, NJ 07728

   Common          William Lederman (2)                  6,250         *
                   c/o IVC Industries, Inc.
                   500 Halls Mill Road
                   Freehold, NJ 07728

   Common          Michael Durso (2)                    17,292         *
                   c/o IVC Industries, Inc.
                   500 Halls Mill Road
                   Freehold, NJ 07728

   Common          Jesus Febus (2)                       7,125         *
                   c/o IVC Industries, Inc.
                   500 Halls Mill Road
                   Freehold, NJ 07728

   Common          Arthur S. Edell (3)                 231,436        11.1%
                   Channel Towers
                   511 Channel Towers Drive
                   Monmouth Beach, NJ  07750

   Common          Marc Z. Edell (4)                    13,975          *
                   c/o Edell & Associates
                   1776 On the Green
                   Morristown, NJ 07962

   Common          Dr. Mark S. Gold (2)                  5,625          *
                   2002 San Marco Boulevard
                   Jacksonville, FL 32207

                   Name and Address of               Number of     Percentage
  Title of Class   Beneficial Owner                   Shares        of Class
  --------------   ----------------                   ------        --------

   Common          Dennis E. Groat (2)                   5,625          *
                   c/o Groat & Associates
                   411 Lonestar Lane
                   Lindale, TX 75771

   Common          Erwin Lehr (2)                        2,500          *
                   156 Clarkin Drive
                   West Orange, NJ  07052

   Common          Andrew M. Pinkowski (5)             328,509        15.7%
                   5725 Southwest Menefee Drive
                   Portland, OR  97201

   Common          David Popofsky (2)                    5,625          *
                   c/o Popofsky Advertising
                   60 Madison Avenue
                   New York, NY 10010

   Common          I. Alan Hirschfeld (6)              232,488        11.1%
                   14 Malke Drive
                   Ocean, NJ  07712

   Common          All Executive Officers and
                     Directors as a group
                     (13 persons) (7)                1,530,005        73.3%

* Less than 1%

(1) Includes 75,177 shares owned by Beverlee Edell, the wife of E. Joseph Edell. Mr. Edell disclaims beneficial ownership of the shares owned by his wife.

(2) Represents shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(3) Includes 28,125 shares issuable upon exercise of stock options and 187,500 shares owned by the Edell Family Partnership.

(4) Includes 5,625 shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of this proxy statement.

(5) Includes 117,981 shares owned by Rita Pinkowski, the wife of Mr. Pinkowski. Mr. Pinkowski disclaims beneficial ownership of the shares owned by his wife.

(6) Information as to shares owned by Mr. Hirschfeld is as of October 30, 1999. Includes 6,250 shares issuable upon exercise of stock options, 22,484 shares owned by Susan H. Hirschfeld, the wife of I. Alan Hirschfeld, 3,900 shares owned by Mr. Hirschfeld's minor children and 15,000 shares owned by Two Seas Ventures, a family partnership. Mr. Hirschfeld disclaims beneficial ownership of the shares owned by his wife and children.

(7) Includes 93,792 shares issuable upon the exercise of stock options held by all executive officers and directors that are presently exercisable or exercisable within 60 days of this proxy statement.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

            At the Annual Meeting, IVC shareholders will elect eight persons to serve on the Board of Directors until the 2001 Annual Meeting of Shareholders or until their respective successors have been elected and shall qualify.

            The election of directors requires the affirmative vote of the holders of a plurality of the shares of IVC Common Stock present in person or by proxy at the Annual Meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

            The following eight nominees are currently directors of the Company whose terms of office expire at the Annual Meeting. All of these persons have previously been elected directors of the Company by the shareholders.

         Name                    Age      Director Since
         ----                    ---      --------------

         Arthur S. Edell         66            1989

         E. Joseph Edell         72            1993

         Marc Z. Edell           49            1996

         Dr. Mark S. Gold        50            1996

         Dennis E. Groat         58            1996

         Erwin Lehr              71            1999

         Andrew M. Pinkowski     65            1996

         David Popofsky          65            1996

            Arthur S. Edell was President of the Company from 1989 to 1998. The brother of E. Joseph Edell, he has over 40 years of experience in the vitamin, pharmaceutical and health food industries in all facets of production, distribution and marketing. Since 1979, Mr. Edell has owned Healthfair Vitamin Centers, Inc., a company which operates two health food stores in New Jersey. Mr. Edell was a 50% owner of Hitex Investments, Inc., a vitamin manufacturing company, from 1974 to 1979, and was a 50% owner of American Vitamin from 1955 to 1975. In March 1995, Mr. Edell was involved in a fatal automobile accident. In connection with the accident, Mr. Edell pleaded guilty to a single count of vehicular homicide and received a five year suspended sentence.

            E. Joseph Edell has been Chairman of the Board of Directors and Chief Executive Officer of IVC since the Company's merger with American Vitamin in 1995. Prior to that merger, Mr. Edell had been president of American Vitamin since 1955. In 1999, he was also appointed President of the Corporation. Mr. Edell is the brother of Arthur S. Edell and the father of Marc Z. Edell.

            Marc Z. Edell is an attorney who has been practicing law in New York and New Jersey for the past twenty years. Since 1995 he has been a Partner of Edell and Associates, a law firm in

Morristown, New Jersey. From 1985 through 1995, Mr. Edell was a Partner with Budd Larner Gross in Short Hills, New Jersey. Mr. Edell is the son of E. Joseph Edell.

            Dr. Mark S. Gold is a Professor at the University of Florida Brain Institute. Dr. Gold is a medical researcher, author and inventor. He was previously a Resident, Chief Resident and Faculty Member at the Yale University School of Medicine, and has written over 500 scientific publications and numerous professional texts. Dr. Gold also serves on the Board of Directors of Somerset Valley Bank.

            Dennis E. Groat is a principal of Groat and Associates, a consulting firm. He was President of Dentalogic, a dental technology business, from 1993 to 1996. From 1989 to 1993 he was President of Denar Corporation, a business specializing in precision dental instrumentation. Mr. Groat was Chief Operating Officer of Hall Laboratories from 1984 to 1988. Prior to joining Hall Laboratories, he held executive positions with Scherer Healthcare, Inc., R.P. Scherer Corporation and Mead Johnson Laboratories.

            Erwin Lehr was President, Chief Executive Officer and a director of Valley Fair Corp., a chain of discount drug stores in New Jersey, and L.F. Widman, Inc., a chain of health, beauty-aid and drug stores in Pennsylvania, from 1978 to 1998. He also was Chairman and a director of the Associated Chain Drug Stores.

            Andrew M. Pinkowski served as the Vice Chairman of the Board of Directors of IVC from the merger with Hall Laboratories in 1996 until May 1999 and since that date has served as a consultant to IVC. He had previously been president and Chief Executive Officer of Hall Laboratories since 1970. He joined Hall Laboratories in 1969 as manager of marketing. Prior to joining Hall Laboratories, he held various marketing positions with Boise Cascade, Sterling Drug and Universal Oil Products.

            David Popofsky is currently President of Popofsky Advertising in New York City. He has been the creative/marketing strategist responsible for the consumer launch of various leading over-the-counter products. Mr. Popofsky is also the founder of The Retail Drug Institute at Arnold Marie College of Pharmacy, served as visiting professor for ten years in their graduate school and on the Board of Overseers for many years. In addition, he served on the Graduate School faculty of Columbia University Pharmacy School.

            Directors hold their offices until each annual meeting of the stockholders and thereafter until their successors have been duly elected and qualified.

            The Board of Directors recommends a vote FOR the election of each of the nominees for director and it is intended that proxies not voted to the contrary will be so voted.

Committees, Meetings and Compensation of the Board of Directors

            The Board of Directors of the Company has an Audit Committee currently comprised of Messrs. Gold, Groat and Popofsky (chairman). Mr. Marc Z. Edell served as a member of the Audit Committee during the fiscal year ended July 31, 1999; he stepped down in October 1999 and was replaced by Mr. Groat. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors and reviewing the results of the audit with the officers of the Company and the auditors. The Audit Committee held one meeting during the fiscal year ended July 31, 1999.

            The Board of Directors of the Company has a Compensation Committee currently comprised of Messrs. Gold, Groat (chairman) and Popofsky. The Compensation Committee is charged with administering the Company's 1995 Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held two meetings during the fiscal year ended July 31, 1999.

            During the fiscal year ended July 31, 1999, there were five regularly scheduled meetings of the Board of Directors and five special meetings. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any committees of the Board on which he serves.

            The Company does not have a standing Nominating Committee. The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

            The Company's Directors' Plan provides for the grant as of September 1 of each year of an option to purchase 1,250 shares of IVC Common Stock to each of IVC's non-employee directors. On March 10, 1999, the Board of Directors unanimously approved, subject to shareholder approval, an amendment to the Directors' Plan to increase as of September 1 of each year commencing with 1999 the number of options granted to each non-employee director to 3,125 shares of IVC Common Stock and the grant under the Directors' Plan to each of IVC's non-employee directors of an option to purchase 1,875 shares of IVC Common Stock at an exercise price of $7.52. See "Proposal Four." The exercise price of each option is the fair market value of IVC Common Stock at the time the option is granted.

Executive Officers

            In addition to E. Joseph Edell, the Chairman, Chief Executive Officer and President of the Company, the following individuals also serve as executive officers of the Company.

                                                                Executive
           Name           Age             Position            Officer Since
           ----           ---             --------            -------------
      Domenic N. Golato    44    Vice President, Chief         October 1999
                                   Financial Officer and
                                   Secretary

      William Lederman     52    Chief Operating Officer       October 1999

      Michael Durso        41    Senior Vice President of      October 1999
                                   Sales and Marketing

      Jesus Febus          37    Chief Information Officer     October 1999
                                   and Senior Vice President
                                   of Information
                                   Technologies

      John H. Dettra Jr.   54    Senior Vice President of      October 1999
                                   Operations and
                                   Manufacturing Systems

            Domenic N. Golato has been Chief Financial Officer and Secretary of IVC since March 1999. He joined the Company in 1998 as Vice President Finance, Corporate Controller. From 1993 to 1998, Mr. Golato was Vice President and Chief Financial Officer of RF Power Products, Inc., a publicly traded company in the semiconductor industry.

            William Lederman has been Chief Operating Officer of the Company since December 1998. From 1996 to 1998, Mr. Lederman was the Chief Operating Officer of Solgar Vitamin & Herb Company, Inc., a leading manufacturer of vitamins and nutritional products. From 1995 to 1996, he was the Vice President of Operations of Solgar. From 1991 to 1995, he was Vice President of Operations at Pharmline, Inc., a leading vitamin raw material supplier.

            Michael A. Durso has been Senior Vice President of Sales and Marketing of the Company since September 1998. From 1997 to 1998, he was Director of Sales at Pharmaceutical Formulations, Inc., a manufacturer and distributor of private label, over the counter products. From 1995 to 1997, he was Director of Sales and Merchandising at Pathmark Stores, Inc. From 1993 to 1995, he was Director of Category Management at Pathmark Stores, Inc.

            Jesus Febus has been Chief Information Officer and Senior Vice President of Information Technologies of the Company since August 1999. From 1998 to 1999, he was Vice President of Information Technologies of the Company, and from 1997 to 1998, he was Director of Information Technologies of the Company. Prior to joining the Company, he was a Systems Manager for Materials Research Corporation, a division of Sony Corporation, from 1996 to 1997 and a Senior Project Manager for Kuehne & Nagel, Inc., an international freight forwarding company, from 1995 to 1996. From 1989 to 1995, he was a Systems Manager for Lever Brothers Company, a major manufacturer of consumer products.

            John H. Dettra Jr. has been Senior Vice President
Operations/Manufacturing Systems since the merger with Hall Laboratories in 1996. Prior to that he was Senior Vice President Operations of Hall Laboratories from 1987 to 1996.

            Executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board or pursuant to employment agreements. See "Employment Agreements."

Compliance with Section 16(a) of the Exchange Act

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports of ownership with the Securities and Exchange Commission ("SEC"). The Company believes that during the fiscal year ended July 31, 1999, its executive officers and directors complied with all applicable Section 16(a) filing requirements. This conclusion is based solely on a review of such forms furnished to the Company in accordance with SEC regulations and on representations from its executive officers and directors.

                             EXECUTIVE COMPENSATION

            The following table sets forth all compensation paid or distributed during the years ended July 31, 1999, 1998 and 1997 by the Company for services rendered by (i) the Chief Executive Officer of IVC, (ii) the four most highly compensated executive officers of the Company who were serving as executive officers at the end of the last fiscal year and (iii) I. Alan Hirschfeld and Andrew Pinkowski, former executives of IVC, who would have been two of IVC's four most highly compensated executive officers but for the fact that they were not serving as executive officers at the end of IVC's last fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                                                Compensation
                                                                                                    Awards
                                                                  Annual Compensation          -------------
                                                        -----------------------------------      Securities         All
                                                                                                 Underlying        Other
               Name and                                     Salary                Bonus            Options      Compensation
          Principal Position               Year              ($)                   ($)            (Shares)         ($) (1)
     ----------------------------       ----------      -------------         -------------    --------------    ----------

E. Joseph Edell                            1999            295,432                 --                --               --
Chairman, Chief Executive Officer          1998            442,307                 --                --               --
And President                              1997            500,000                 --                --               --

Domenic N. Golato                          1999            132,596                 --              23,750              500
Vice President, Chief Financial            1998             16,153                 --                --               --
Officer  and Secretary

William Lederman                           1999             87,019               25,000            12,500              360
Chief Operating Officer

Michael Durso                              1999            130,411                 --              25,625              500
Senior Vice President
of Sales and Marketing

Jesus Febus                                1999            119,885                 --              18,875               --
Chief Information Officer and Senior       1998             91,730                 --                 250               --
Vice President of
Information Technologies

I. Alan Hirschfeld                         1999            147,249                 --                --                336
Former Executive Vice                      1998            221,153                 --                --              1,528(2)
President and Chief                        1997            250,000                 --              50,000            1,528(2)
Financial Officer

Andrew M. Pinkowski                        1999             90,962                 --                --                550
Former Vice Chairman                       1998            159,230                 --                --                500
                                           1997            180,000                 --                --                500

----------

(1) Unless otherwise noted, represents the value of shares granted as contributions under the IVC Industries, Inc. Savings Plan.

(2) Represents term life insurance premiums and the value of shares granted as contributions under the IVC Industries, Inc. Savings Plan.

            No other annual compensation, stock appreciation rights, long-term restricted stock awards, or long-term incentive plan payouts were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                        Option Grants In Last Fiscal Year

            The following table sets forth information with respect to grants of stock options to purchase IVC Common Stock pursuant to the 1995 Plan to the Named Executive Officers for the fiscal year ended July 31, 1999.

                               Number of
                               Securities    Percent of Total                                       Potential Realizable Value
                               Underlying     Options Granted                                    at Assumed Annual Rates of Stock
                                 Options      to Employees in     Exercise       Expiration     Price Appreciation for Option Term
            Name               Granted (#)      Fiscal Year     Price ($/Sh)        Date            5% ($)            10% ($)
            ----               -----------      -----------     ------------        ----            ------            -------

Domenic N. Golato                    625            *                8.00         11/05/08            3,100             8,000
                                   3,125           1%                7.04         11/24/08           13,800            35,100
                                  20,000           8%                4.63         07/30/09           58,200           147,600

William Lederman                  12,500           5%                7.04         11/24/08           55,300           140,200

Michael Durso                     12,500           5%               11.52         10/01/08           90,600           229,500
                                     625            *                8.00         11/05/08            3,100             8,000
                                   6,250           3%                7.52         03/10/09           29,600            74,900
                                   6,250           3%                5.52         07/01/09           21,700            55,000

Jesus Febus                          625            *                8.00         11/15/08            3,100             8,000
                                   6,250           3%                7.04         11/24/08           27,700            70,100
                                  12,000           5%                4.63         07/30/09           34,900            88,500

----------
*     Less than 1%.

                          Fiscal Year-End Option Values

            The following table sets forth information with respect to the number of shares of IVC Common Stock underlying unexercised stock options held by the Named Executive Officers at July 31, 1999. The fair market value of the IVC Common Stock on July 30, 1999 ($4.63 per share) was less than the exercise prices of said options. No stock options were exercised in fiscal 1999.

                                              Number of Securities
                                             Underlying Unexercised
                                          Options At Fiscal Year-End
                                          --------------------------
                    Name                Exercisable        Unexercisable
                    ----                -----------        -------------

         Domenic N. Golato                 2,187               21,563

         William Lederman                    --                12,500

         Michael Durso                      625                25,000

         Jesus Febus                       4,000               15,125

         I. Alan Hirschfeld                6,250                 --

Employment Agreements

            E. Joseph Edell is employed as the Chairman, Chief Executive Officer and President of IVC pursuant to an employment agreement dated as of April 28, 1996 and amended as of February 1, 1998. Mr. Edell's employment agreement provides for a base salary of $343,750. The employment agreement also provides that on each January 31 during Mr. Edell's term of employment, he shall be entitled to performance-based bonus compensation in an amount equal to the sum of (i) Mr. Edell's base salary on such January 31 multiplied by (ii) the percentage increase, if any, in the income before income taxes of the Company for the 12-month period ended on such January 31 over the income before income taxes of the Company for the 12-month period ended the prior January 31. No bonus compensation was paid to Mr. Edell for the 12-month period ended January 31, 1999. The employment agreement also provides that the Company may, in its discretion, grant Mr. Edell options to purchase shares of IVC Common Stock pursuant to the 1995 Plan. Mr. Edell was not awarded stock options during the year ended July 31, 1999. The term of his employment agreement was extended to January 31, 2001 and is automatically extended for successive one-year periods unless the Company or Mr. Edell gives three months' notice that they elect that the term of employment shall not be further extended. In the event notice is given in accordance with the terms of the agreement, Mr. Edell shall receive a severance payment equal to his base annual salary, provided that no severance payment shall be required in the event that Mr. Edell retires. The Board of Directors, at its discretion, may increase Mr. Edell's base annual salary if the term is extended. In the event the Company terminates the employment of Mr. Edell without cause, he shall receive a severance payment equal to the remaining salary due under the unexpired term of his agreement, plus one year's base salary. The agreement contains confidentiality and non-disclosure provisions.

            Jesus Febus is employed as Chief Information Officer and Senior Vice President of Information Technologies of IVC pursuant to an employment agreement dated as of November 30, 1998 and amended as of July 26, 1999. Mr. Febus' employment agreement provides for a base salary of $125,000 for the year ending November 29, 1999. Thereafter, Mr. Febus shall receive $147,500 per annum. The employment agreement also provides that Mr. Febus will be entitled to receive options to purchase shares of IVC Common Stock pursuant to the 1995 Plan. Mr. Febus was awarded options to purchase 18,875 shares of Common Stock during the year ended July 31, 1999. The term of his employment agreement ends on November 30, 2000 and is automatically extended for successive two-year periods unless sooner terminated by the Company or Mr. Febus. In the event the Company terminates the employment of Mr. Febus without cause, he shall receive a severance payment equal to one year's base salary. The agreement contains confidentiality and non-disclosure provisions.

            Under the terms of the employment agreement between the Company and Andrew M. Pinkowski dated April 30, 1996, as amended as of February 1, 1998, Mr. Pinkowski's employment with the Company ended April 30, 1999. The agreement provides that following the expiration of the term of employment, Mr. Pinkowski shall serve as a consultant to the Company for a term of five years at $80,000 per annum. The agreement further provides that the Company may, in its discretion, grant Mr. Pinkowski options to purchase shares of IVC Common Stock pursuant to the 1995 Plan. Mr. Pinkowski was not awarded stock options during the year ended July 31, 1999. The agreement contains confidentiality and non-disclosure provisions.

            The Company entered into a severance agreement with I. Alan Hirschfeld, effective as of March 1, 1999. Under the agreement Mr. Hirschfeld resigned as an officer and director of the Company. The agreement provides for a severance payment of $90,000 payable over one year commencing March 1, 2001. The agreement also provides that Mr. Hirschfeld remain a consultant to the Company for a term of three years beginning March 1, 1999 at $96,000 per annum for the first and second year and $9,000 for the third year. Under the agreement, Mr. Hirschfeld covenants not to compete with the Company during such consulting period. In consideration for such covenant not to compete, the Company agreed to pay Mr. Hirschfeld $75,000 for the first and second year of the consulting period and $9,000 for the third year of the consulting period. The agreement further provides that the options granted to Mr. Hirschfeld under the 1995 Plan will remain exercisable during the three year consulting period. The agreement provides for certain medical benefits and for the reimbursement of certain expenses, and contains mutual releases and confidentiality and non-disclosure provisions.

Compensation Committee Interlocks and Insider Participation

            The members of the Compensation Committee for the fiscal year ended July 31, 1999 were Dr. Mark S. Gold, Dennis E. Groat (Chairman) and David Popofsky. There were no interlocks or insider participation as defined in the Securities and Exchange Commission's Regulation S-K.

Compensation Committee Report on Executive Compensation

            The responsibilities of the Compensation Committee include administering the 1995 Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

      Overall Policy

            The Compensation Committee believes that the Company's officers are largely responsible for the Company's success. Based on this belief, during 1998 the Compensation Committee revised its compensation program for the Company's executive officers to reduce each executive's base salary and provide for bonus compensation based on the Company's performance and for the granting of stock options in order to link a portion of executive compensation to appreciation of the Company's stock price. The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interest through stock options.

      Base Salaries

            Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of E. Joseph Edell as Chief Executive Officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered.

            The compensation paid to the Company's Chief Executive Officer, E. Joseph Edell, for the year ended July 31, 1999 consisted solely of base salary and was established pursuant to his employment agreement with the Company. The terms of the agreement are described on page 10 of this proxy statement.

      Long-Term Incentives

            Under the 1995 Plan, stock options may be granted to executives of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are generally granted at prices equal to the fair market value at the date of grant, or 110% of such value with respect to grants to executives who own more than 10% of the IVC Common Stock, and are not exercisable until six months after the date of the grant. The options generally remain exercisable during employment until the tenth anniversary of the date of the grant, or five years with respect to grants to executives who own more than 10% of the IVC Common Stock. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

Compensation Committee

            The members of the Compensation Committee for the fiscal year ended July 31, 1999 were Dr. Mark S. Gold, Dennis E. Groat (Chairman) and David Popofsky.

                                PERFORMANCE GRAPH

            The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Company's Common Stock against the cumulative return of the Nasdaq Composite Index and the S&P Health Care - Drugs Index for each of the fiscal years ended July 31, 1995 through 1999.

    [The following points appeared as a line chart in the printed material.]

                                Jul-94  Jul-95  Jul-96  Jul-97  Jul-98  Jul-99
                                ------  ------  ------  ------  ------  ------
IVC Industries, Inc.              100      75      81      56      54      17
NASDAQ Composite Index            100     139     150     221     259     365
S&P Health Care-Drugs Index       100     163     214     355     505     511

            PROPOSAL TWO - AMENDMENT TO CERTIFICATE OF INCORPORATION

            The Board of Directors believes that, in keeping with modern corporate legal practices, the Company should adopt a provision in its Certificate of Incorporation limiting the liability of the Company's directors to the fullest extent permissible under the Delaware General Corporation Law (the "DGCL"). The Board of Directors believes that such a provision is important to attract and retain qualified directors.

            If this Proposal is approved by the shareholders of the Company, a new Article NINTH will be added to the Certificate of Incorporation limiting the liability of the Company's directors to the fullest extent permissible under the DGCL. Such provision would eliminate the personal liability of the Company's directors to the Company or its shareholders for monetary damages resulting from breaches of their fiduciary duty of care as a director. Such provision would not eliminate liability for breaches of the duty of loyalty to the Company, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations of Section 174 of the DGCL (i.e., unlawful payment of dividends or unlawful stock purchases or redemptions) or for any transaction from which a director derived an improper personal benefit. This provision would neither limit nor eliminate the liability of a director for any act or omission occurring prior to the date such provision becomes effective nor limit or eliminate the right of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

            If Proposal Two is adopted by IVC's shareholders, the amendment to the Certificate of Incorporation will become effective on the date a Certificate of Amendment is filed to amend IVC's Certificate of Incorporation, which IVC will endeavor to do as soon as practicable after the Meeting.

Vote Required

            The affirmative vote of the holders of at least a majority of the shares of the IVC Common Stock entitled to vote at the Annual Meeting is required to approve the amendment to the Company's Certificate of Incorporation.

            The Board of Directors recommends a vote FOR the amendment to IVC's Certificate of Incorporation and it is intended that proxies not voted to the contrary will be so voted.

      PROPOSAL THREE - AMENDMENTS TO IVC'S 1995 STOCK OPTION PLAN

            In July 1995, the Board of Directors adopted IVC's 1995 Stock Option Plan (the "1995 Plan"), which was approved by IVC shareholders at the Annual Meeting of Shareholders on March 15, 1996.

Amendment Increasing Number of Shares Available under the 1995 Plan

            The 1995 Plan currently authorizes the Company to grant options to purchase an aggregate of 250,000 shares of IVC Common Stock to employees, officers and key employees of the Company and its subsidiaries, including members of the Board of Directors who are also employees, and any other person who, in the opinion of the Compensation Committee, has rendered valuable services to the Company or its subsidiaries (each, an "Optionee"). The 1995 Plan currently does not have shares remaining available for grant or to honor exercises of outstanding options.

            On November 11, 1999, the Board of Directors unanimously adopted and recommended that the IVC shareholders approve an increase of 250,000 in the number of shares with respect to which options may be granted pursuant to the 1995 Plan, thus increasing the shares of IVC Common Stock subject to the 1995 Plan from 250,000 shares to 500,000 shares.

Amendment of Provision relating to Exercisablity of Options upon Termination of Employment

            The 1995 Plan currently provides that options granted under the 1995 Plan will be exercisable as determined in the sole discretion of the Company's Compensation Committee which administers the 1995 Plan; provided, however, that upon (a) the death or disability of an Optionee while in the employ of the Company or a subsidiary, (b) the voluntary resignation of an Optionee or (c) the termination of an Optionee's employment other than for cause (each such event, an "Employee Termination"), the Optionee (or his estate or his legal guardian, as the case may be) will be entitled to exercise his options, to the extent then exercisable or vested, for a period of 90 days following the Employee Termination.

            On November 11, 1999, the Board of Directors unanimously adopted and recommended that the IVC shareholders approve an amendment to provide that the Compensation Committee's discretion with respect to the exercisability of options granted under the 1995 Plan shall include, but not be limited to, the discretion to provide at the time of grant of such options that in the event of an Employee Termination, such options, to the extent then exercisable or vested, shall remain exercisable until the options otherwise expire.

Amendment of Provision relating to Exercisability of Options upon a Change in Control

            The 1995 Plan provides that upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation (each such event, a "Change of Control"), the 1995 Plan shall terminate and any outstanding options shall terminate and be forfeited, unless the Compensation Committee provides in writing in connection with, or in contemplation of, any such transaction for an alternative to such termination and forfeiture.

            On November 11, 1999, the Board of Directors unanimously adopted and recommended that the IVC shareholders approve an amendment to provide that in the event of a Change in Control, an option which has not otherwise expired shall become immediately exercisable in full.

Purpose of Proposed Amendments

            The principal purpose of the proposed amendments to the 1995 Plan is to enable the Company to continue to attract and retain the services of employees, officers and consultants for the benefit of the Company, thereby providing increased incentive for such persons to render services to the Company in the future and to exert maximum effort for the success of the Company.

            If the proposed amendments to the 1995 Plan are not approved, the 1995 Plan will continue to remain in effect in its present form. On August 2, 1999, Messrs. E. Joseph Edell, Arthur Edell and Andrew Pinkowski, holders of a majority of the outstanding shares of IVC Common Stock, entered into an agreement to vote all of the shares of IVC Common Stock held by each of them to approve the amendment to the 1995 Plan to increase the number of shares of IVC Common Stock available under the 1995 Plan and the amendment relating to the exercisability of options upon an Employee Termination.

Nature and Purpose of the Plan

            The purpose of the 1995 Plan is to provide an incentive to certain employees of the Company and its subsidiaries in order to encourage them to remain in the employ of the Company and contribute to the Company's success. Options granted under the 1995 Plan are intended to qualify as nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). As of November 29, 1999, approximately 70 persons were eligible to receive options and options had been granted to approximately 61 such persons pursuant to the 1995 Plan.

Duration and Modification

            The 1995 Plan will terminate not later than March 15, 2005. The Board of Directors may at any time amend, modify, terminate or suspend the 1995 Plan. However, the Board of Directors may not, without further approval by the shareholders, materially increase the benefits accruing to the Optionees under the 1995 Plan, increase the aggregate number of shares of Common Stock which may be issued under the 1995 Plan or to any individual or modify the requirements for eligibility for participation in the 1995 Plan. No such termination, modification, amendment or suspension may alter or impair the rights of an Optionee under an outstanding option without the consent of such Optionee.

Administration

            The 1995 Plan is administered by the Company's Compensation Committee, consisting of three non-employee directors of the Company. The members of the Compensation Committee are appointed by the Board of Directors. Currently, the Compensation Committee is comprised of Dr. Mark S. Gold, Dennis
E. Groat and David Popofsky.

            Subject to the express provisions of the 1995 Plan, the Compensation Committee has the power and authority to interpret the 1995 Plan, the options and the option agreements, to adopt such rules and regulations for the administration, interpretation and application of the 1995 Plan as are consistent therewith, and to interpret, amend or revoke any such rules and regulations. The members of the Compensation Committee do not receive additional compensation for service in connection with the administration of the 1995 Plan.

Description of Options Under the Plan

            Each option granted under the 1995 Plan is designated either as a NQSO or an ISO within the meaning of Section 422 of the Code by the Compensation Committee. ISOs are only granted to employees. Awards are in such amounts as the Compensation Committee may determine; provided that no Optionee is entitled to a grant of options with respect to more than 250,000 shares of Common Stock, and provided further that the aggregate fair market value (determined as of the date of grant) of the Common Stock for which ISOs may first become exercisable during any calendar year, together with Common Stock subject to incentive stock options first exercisable by an Optionee under any other plan of the Company or any subsidiary, may not exceed $100,000.

            Under the 1995 Plan as currently in effect, options granted thereunder are exercisable in accordance with the terms of each Optionee's option agreement, as determined by the Compensation Committee in its sole discretion, but in no event prior to six months from the date of grant. In addition, no option may be exercised after the stated expiration date, which shall be no later than ten years from the date of grant (five years in the case of an Optionee who owns more than 10% of the total combined voting power of all classes of the Company's stock). The exercise price of an option may not be less than the fair market value of Common Stock on the date of grant (not less than 110% in the case of an ISO granted to an Optionee who owns more than 10% of the total combined voting power of all classes of the Company's stock). For purposes of the 1995 Plan, "fair market value" means the closing price per share of Common Stock as reported on the Nasdaq SmallCap Market for the last preceding date on which a sale was reported, unless otherwise determined by the Compensation Committee. Upon the exercise of an option, the option price must be paid in full, either in cash or in such other consideration as the Compensation Committee deems appropriate, including, but not limited to, shares of IVC Common Stock.

            Under the 1995 Plan as currently in effect, upon an Employee Termination, the Optionee will be entitled to exercise his options, to the extent then exercisable or vested, for a period of 90 days following such event. If Proposal Three is approved by the IVC shareholders, the Compensation Committee's discretion with respect to the exercisability of options granted under the 1995 Plan shall include, but not be limited to, the discretion to provide at the time of grant of such options that in the event of an Employee Termination, such options, to the extent then exercisable or vested, shall remain exercisable until the options otherwise expire. In the event the Optionee is terminated for cause, the Optionee's right to exercise his options shall immediately terminate. For purposes of the 1995 Plan, "for cause" means (i) the continued failure by the Optionee to substantially perform his duties with the Company or a subsidiary (other than any failure resulting from his incapacity due to physical or mental illness) or (ii) the engaging by such Optionee in conduct which is injurious to the Company or a subsidiary, monetarily or otherwise, in either case as determined by the Company. In the event that the Optionee is not an employee of the Company or a subsidiary and such Optionee's relationship with the Company and its subsidiaries ceases, the Compensation Committee, in its sole discretion, shall determine whether (x) such Optionee will have the right to exercise his options, to the extent then vested, or (y) such options shall terminate and be rendered null and void.

            No option is transferable other than by will or the laws of descent and distribution. However, the Compensation Committee, in its sole discretion, may provide in the option agreement that the Optionee may transfer, without consideration, all or a portion of his option to his children, grandchildren or spouse, to trusts for his or their benefit and to partnerships in which he or they are the only partners.

            The number of shares reserved for issuance under the 1995 Plan and the number of shares covered by each option granted under the 1995 Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. Under the 1995 Plan as currently in effect, in the event of a Change in Control, each option will terminate. If Proposal Three is approved by the IVC shareholders, in the event of a Change in Control, an option which has not otherwise expired shall become immediately exercisable in full.

Securities Subject to the Plan; Market Price

            250,000 shares of Common Stock currently are authorized for issuance upon exercise of options granted under the 1995 Plan. If the proposed increase in the number of shares subject to the 1995 Plan is approved, such amount will be increased to 500,000 shares. The number of authorized but unissued shares will be reduced from time to time to the extent that a corresponding amount of outstanding shares are purchased by the Company and set aside for issuance upon the exercise of options granted under the 1995 Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the 1995 Plan.

            During the fiscal year ended July 31, 1999, options were granted for 238,250 shares of IVC Common Stock, of which options for 10,208 shares of IVC Common Stock were granted subject to shareholder approval of the amendment to the 1995 Plan increasing the number of shares that may be issued pursuant to the 1995 Plan.

            The market value of Common Stock, as of November 29, 1999, was $4.8125 per share.

Federal Income Tax Consequences of Issuance and Exercise of Options

            The following discussion of the Federal income tax consequences of the granting and exercise of options under the 1995 Plan, and the sale of IVC Common Stock acquired as a result thereof, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an Optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

Nonqualified Stock Options:

            No income will be recognized by an Optionee at the time a NQSO is granted.

            Ordinary income will be recognized by an Optionee at the time a NQSO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the Optionee over the exercise price. In the case of an Optionee who is an employee of the Company or its subsidiaries, this ordinary income may also constitute wages subject to the withholding of income tax, and the Company or its subsidiaries will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment to the Internal Revenue Service in money.

            An Optionee generally will recognize capital gain or loss on a subsequent sale or other taxable disposition of the shares of IVC Common Stock acquired upon exercise of a NQSO, and such gain or loss will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the NQSO will be equal to the sum of the exercise price of the NQSO and the amount included in income upon exercise of the NQSO. The holding period of the shares will be measured from the date of exercise. Depending on whether the shares are held 12 months or less or longer than 12 months, capital gain or loss will be either short-term or long-term.

            If an Optionee makes payment of the exercise price of a NQSO by delivering shares of IVC Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

            The Company or its subsidiaries generally will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the Optionee upon exercise of his NQSO.

Incentive Stock Options:

            In general, neither the grant nor the exercise of an ISO will result in taxable income to an Optionee or a deduction to the Company or its subsidiaries. However, for purposes of the alternative minimum tax, the spread on the exercise of an ISO will be considered as part of the Optionee's income.

            The sale of the shares of IVC Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an Optionee and will not result in a tax deduction to the Company or its subsidiaries. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an Optionee must neither dispose of such shares within two years after the ISO is granted nor within one year after the exercise of the ISO. In addition, an Optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the ISO.

            If the holding period rules are not satisfied, the portion of any gain recognized by an Optionee on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the IVC Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company or its subsidiaries generally will be entitled to a deduction for Federal income tax purposes equal to the amount of such ordinary income.

            If an Optionee makes payment of the exercise price of an ISO by delivering shares of IVC Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an Optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the Optionee for the requisite holding period.

Vote Required.

            The affirmative vote of the holders of a majority of the shares of IVC Common Stock present or represented and entitled to vote at the Annual Meeting is required to approve the amendments to the 1995 Plan.

            The Board of Directors recommends a vote FOR approval of the amendments to IVC's 1995 Plan and it is intended that proxies not voted to the contrary will be so voted.

        PROPOSAL FOUR - RATIFICATION OF OPTIONS GRANTED TO NON-EMPLOYEE
           DIRECTORS AND APPROVAL OF AMENDMENTS TO IVC'S NON-EMPLOYEE
                          DIRECTORS' STOCK OPTION PLAN

            In March, 1998, the Board of Directors adopted IVC's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), which was approved by IVC shareholders at the Annual Meeting of Shareholders on April 16, 1998.

Amendments to the Directors' Plan

            The Directors' Plan currently provides for the grant to each non-employee director of an option to purchase 1,250 shares of IVC Common Stock as of September 1 of each year. On March 10, 1999, the Board of Directors unanimously adopted and recommended that the IVC shareholders approve an amendment to the Directors' Plan to provide that as of September 1 of each year commencing in 1999, each non-employee director be granted an option to purchase 3,125 shares of IVC Common Stock.

            On November 11, 1999, the Board of Directors unanimously adopted and recommended that the IVC shareholders approve an increase of 62,500 in the number of shares with respect to which options may be granted pursuant to the Directors' Plan, thus increasing the shares of IVC Common Stock subject to the Directors' Plan from 62,500 shares to 125,000.

            On October 21, 1999, the Board of Directors unanimously adopted and recommended that the IVC shareholders approve an additional amendment to provide that, notwithstanding any other vesting provisions in the Directors' Plan, an option granted to a non-employee director will, to the extent not already exercisable, become exercisable in full upon the retirement or death of the non-employee director and continue until it otherwise expires in accordance with its terms.

Purpose of Proposed Amendments

            The purpose of the proposed amendments to the Directors' Plan is to enable the Company to continue to attract and retain the services of non-employee directors for the benefit of the Company and to provide them an incentive to remain as directors of the Company and contribute to the Company's success.

            If the proposed amendments to the Directors' Plan are not approved, the Directors' Plan will continue to remain in effect in its present form. On March 10, 1999, Messrs. E. Joseph Edell, Arthur Edell and Andrew Pinkowski, holders of a majority of the outstanding shares of IVC Common Stock, entered into an agreement to vote all of the shares of IVC Common Stock held by each of them to approve the amendment to the Directors' Plan to increase the number of stock options granted annually to each non-employee director and to ratify the additional grant of stock options to each of the non-employee directors as described below.

Ratification of Grant of Options to Non-Employee Directors

            On March 10, 1999, the Board of Directors unanimously adopted and recommended that the IVC shareholders approve the grant under the Directors' Plan to each of IVC's non-employee directors of an option to purchase 1,875 shares of IVC Common Stock at an exercise price of $7.52.

Description of the Non-Employee Directors' Stock Option Plan

            The Directors' Plan as currently in effect provides for the grant to each of the Company's non-employee directors, as of September 1 of each year, of an option to purchase 1,250 shares of IVC

Common Stock. The Directors' Plan also authorizes the grant of additional options, in such amounts and at such times as the Board of Directors may determine, to non-employee directors of the Company.

Nature and Purpose of the Plan

            The purpose of the Directors' Plan is to compensate the non-employee directors of the Company for their service to the Company and to provide them an incentive to remain as directors of the Company and contribute to the Company's success. The Board of Directors believes that the Directors' Plan promotes continuity of membership on the Board of Directors and increased incentive and personal interest in the welfare of the Company. The number of persons currently eligible to participate in the Directors' Plan is six.

Duration and Modification

            The Directors' Plan will terminate not later than March 16, 2008. The Board of Directors may at any time amend or terminate the Directors' Plan or make such modifications of the Directors' Plan as it may deem advisable. However, the Board of Directors may not, without further approval by the shareholders, increase the number of shares of IVC Common Stock as to which options may be granted under the Directors' Plan, change the manner of determining the option prices, or materially increase the benefits accruing to Optionees under the Directors' Plan.

Administration

            The Directors' Plan is administered by the Board of Directors. Subject to the express provisions of the Directors' Plan, the Board of Directors shall have the power and authority to interpret the Directors' Plan, the options and the option agreements, to adopt such rules and regulations for the administration, interpretation and application of the Directors' Plan as are consistent therewith, and to interpret, amend or revoke any such rules and regulations. The members of the Board of Directors do not receive additional compensation for service in connection with the administration of the Directors' Plan.

Description of Options Under the Plan

            Under the Directors' Plan, the per share exercise price of an option is the closing price per share of IVC Common Stock as reported on the Nasdaq SmallCap Market for the last preceding date on which a sale was reported. Options granted under the Directors' Plan are exercisable in accordance with the terms of an Optionee's option agreement as determined in the sole discretion of the Board of Directors. Upon the exercise of an option, the option price must be paid in full, either in cash or in such other consideration as the Board of Directors deems appropriate, including, but not limited to, shares of IVC Common Stock. An option may not be granted for a period in excess of 10 years from the date of grant.

            Under the Directors' Plan as currently in effect, in the event (i) the Board of Directors does not nominate an Optionee for re-election as a director, (ii) an Optionee voluntarily terminates his service as a director of the Company or (iii) an Optionee shall die or become disabled while the Optionee is serving as a director of the Company, such Optionee, his estate or his legal guardian, as the case may be, will be entitled to exercise such Optionee's options for a period of 90 days following the date the Optionee ceases to serve as a director. If Proposal Four is approved by the IVC shareholders, an option granted to a non-employee director will, to the extent not already exercisable, become exercisable in full upon the retirement or death of the non-employee director and continue until it otherwise expires in accordance with its terms. In the event that an Optionee's service as a director with the Company is terminated by the Company for cause under Delaware law, such Optionee's right to exercise his options terminates and all of such Optionee's options, whether or not vested, are rendered null and void and become unexercisable.

            No option is transferable other than by will or the laws of descent and distribution. However, the Board of Directors, in its sole discretion, may provide in the option agreement that the Optionee may transfer, without consideration, all or a portion of his option to his children, grandchildren or spouse, to trusts for his or their benefit and to partnerships in which he or they are the only parties.

            The number of shares reserved for issuance under the Directors' Plan and the number of shares covered by each option granted under the Directors' Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, each option will terminate.

Securities Subject to the Plan; Market Price

            62,500 authorized but unissued shares of IVC Common Stock have been reserved for issuance upon the exercise of options granted under the Directors' Plan. If Proposal Four is approved by the IVC shareholders, such amount will be increased to 125,000 shares. The number of authorized but unissued shares so reserved will be reduced from time to time to the extent that a corresponding amount of outstanding shares are purchased by the Company and set aside for issuance upon the exercise of options granted under the Directors' Plan. If any such options were to expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto would again become available for the purposes of the Directors' Plan.

            The market value of IVC Common Stock, as of November 29, 1999, was $4.8125 per share.

Federal Income Tax Consequences of Issuance and Exercise of Options

            The Federal income tax consequences of the granting and exercise of options under the Directors' Plan, and the sale of IVC Common Stock acquired as a result thereof, is the same as the description of Nonqualified Stock Options under the 1995 Plan set forth on pages 17 and 18 of this proxy statement.

Vote Required

            The affirmative vote of the holders of a majority of the shares of IVC Common Stock present or represented and entitled to vote at the Annual Meeting is required to ratify the grant of stock options described above and to approve the amendments to the Directors' Plan.

            The Board of Directors recommends a vote FOR ratification of the grant of stock options to non-employee directors and approval of the amendments to the Directors' Plan and it is intended that proxies not voted to the contrary will be so voted.

                                NEW PLAN BENEFITS

            The following table sets forth, with respect to each Named Executive Officer, each nominee for election as a director, all executive officers as a group, all non-employee directors as a group, and all employees as a group (excluding executive officers), the number of shares of IVC Common Stock subject to options granted under both the 1995 Plan and the Directors' Plan as of December 1, 1999.

            Name                               Position                       1995 Plan          Directors' Plan
            -----                              --------                       ----------         ---------------
E. Joseph Edell               Chairman, Chief Executive Officer and               --                   --
                              President

Domenic N. Golato             Vice President, Chief Financial                   23,750                 --
                              Officer and Secretary

William Lederman              Chief Operating Officer                           12,500                 --

Michael Durso                 Senior Vice President of Sales and                25,625                 --
                              Marketing

Jesus Febus                   Chief Information Officer and Senior Vice         19,125                 --
                              President of Information Technologies

I. Alan Hirschfeld            Former Executive Vice President                    6,250                 --
                              and Chief Financial Officer

Andrew M. Pinkowski           Former Vice Chairman, Director                      --                   --
                              and Consultant to the Company

Arthur S. Edell(1)            Director                                            --                  6,250

Marc Z. Edell                 Director                                            --                  8,750

Dr. Mark S. Gold              Director                                            --                  8,750

Dennis E. Groat               Director                                            --                  8,750

Erwin Lehr                    Director                                            --                  5,625

David Popofsky                Director                                            --                  8,750

All current executive                                                           120,341                --
officers as a group (6
persons)

All current non-employee                                                          --                  46,875
directors as a group
(6 persons)

All employees (except                                                           133,118                --
executive officers) as a
group (56 persons)

----------
(1) Arthur S. Edell was granted 25,000 options under IVC's 1993 Stock Option Plan. See footnote 3 on page 3 of this proxy statement.

                      PROPOSAL FIVE - SELECTION OF AUDITORS

            The Audit Committee recommended to the Board of Directors, and the Board of Directors selected, Amper, Politziner & Mattia P.A., independent auditors, as auditors of the Company for the fiscal year ending July 31, 2000. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year ending July 31, 2001, since it would be impractical to replace the Company's auditors so late into the Company's current fiscal year.

            It is expected that representatives of Amper, Politziner & Mattia P.A. will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from IVC shareholders.

            The Board of Directors recommends a vote FOR ratification of the appointment of the auditors and it is intended that proxies not voted to the contrary will be so voted.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans, Guarantees and Advances

            Prior to fiscal 1994, Arthur S. Edell loaned the Company $250,000. The loan balance at July 31, 1998 was $80,000. This loan was paid in full during the fiscal year 1999.

            From time to time the Company has made advances to E. Joseph Edell and I. Alan Hirschfeld. Such advances bear interest at 5% per annum. At July 31, 1999, the aggregate net advances to E. Joseph Edell and I. Alan Hirschfeld were $366,000 and $140,000, respectively. The balance due the Company by E. Joseph Edell is payable by July 31, 2000 and the balance due the Company by I. Alan Hirschfeld is payable in three successive annual installments commencing March 1, 2004.

Other Matters

            The Company routinely sells its products on arm's-length terms to Healthfair Vitamin Centers, Inc., a company wholly owned by Arthur S. Edell and his wife Ethel Edell. The Company's sales to Healthfair Vitamin Centers for the year ended July 31, 1999 were $63,000.

            The Company periodically sells its products on arm's-length terms to D.N.R. Inc., a company located in Israel. A principal shareholder of D.N.R. Inc. is the brother-in-law of the former President of the Company's International Division. The Company's sales to D.N.R. Inc. for the year ended July 31, 1999 were approximately $128,000.

            The Company paid approximately $112,000 during the year ended July 31, 1999 for legal services provided to the Company by Edell & Associates. Marc
Z. Edell is a principal of Edell & Associates and also a director of the Company.

            The Company held a contract receivable from Agora Holding Company ("Agora"), a partnership consisting of Andrew M. Pinkowski and certain previous shareholders of Hall Laboratories Inc., in the amount of $813,000 as at July 31, 1999. Interest income earned by the Company on this contract was $74,000 for the year ended July 31, 1999. The amounts owed, including accrued interest, were paid in full on November 3, 1999. In addition, as of November 1, 1999, the Company has terminated its agreement with Agora pursuant to which the Company leased its manufacturing and administration facility in Portland, Oregon. Rent expense incurred by the Company for this property was

$170,000 for the year ended July 31, 1999. The above sales and rentals were made on terms no less favorable to the Company than could be obtained from non-related parties.

                                  MISCELLANEOUS

            Any proposal of an eligible shareholder intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than September 9, 2000. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the next Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company not later than October 26, 2000 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

            The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

            The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

            Copies of the 1999 Annual Report to Shareholders, which is the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, are being mailed simultaneously with this proxy statement.

                                             By order of the Board of Directors,

                                             Domenic Golato
                                             Secretary

Freehold, New Jersey
December 15, 1999

                              IVC INDUSTRIES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 JANUARY 7, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints E. JOSEPH EDELL and DENNIS E. GROAT, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of IVC Common Stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of IVC INDUSTRIES, INC. to be held on Friday, January 7, 2000 at 10:00 A.M. at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724. The Board of Directors recommends a vote FOR proposals 1 through 5.

1.    ELECTION of Directors.

      |_| FOR all nominees     |_| WITHHOLD AUTHORITY to vote for all nominees

      Arthur S. Edell, E. Jospeh Edell, Marc Z. Edell, Dr. Mark S. Gold, Dennis
E. Groat, Erwin Lehr, Andrew M. Pinkowski, David Popofsky

      Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

2.    APPROVAL of the amendment to IVC's Certificate of Incorporation.

      |_| FOR                       |_| AGAINST               |_| ABSTAIN

3.    APPROVAL of amendments to IVC's 1995 Stock Option Plan.

      |_| FOR                       |_| AGAINST               |_| ABSTAIN

4. RATIFICATION of the grant of stock options to the non-employee directors of IVC and APPROVAL of amendments to IVC's Non-Employee Directors' Stock Option Plan.

      |_| FOR                       |_| AGAINST               |_| ABSTAIN

5. RATIFICATION of the appointment of Amper, Politziner & Mattia, P.A., as independent auditors for the fiscal year ending July 31, 2000.

      |_| FOR                       |_| AGAINST               |_| ABSTAIN

6. The proxy is authorized to transact such other business as may properly come before the meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1 through 5 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

                                            Dated: ______________ , ________


                                            ____________________________________
                                                    Signature


                                            ____________________________________
                                                    Signature, if held jointly

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

              PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.